Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Nanophase Technologies Corporation of our report dated March 24, 2009, relating to our audit of the financial statements which appear in the Annual Report on Form 10-K/A of Nanophase Technologies Corporation for the year end December 31, 2008.

We also consent to the reference to our firm under the captions “Experts” in the Prospectus, which is part of this Registration Statement.

Schaumburg, Illinois

November 25, 2009

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP